GABELLI EQUITY SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

Gabelli Equity Series Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority contained in Section 2-105 of the Maryland General Corporation Law and under authority contained in Article (V) of the charter of the Corporation (the “Charter”), a majority of the entire Board of Directors of the Corporation (the “Board of Directors”) adopted resolutions increasing the number of shares of common stock, par value $0.001 per share (the “Common Stock”), that the Corporation is authorized to issue to 1,350,000,000 shares, with an aggregate par value of $1,350,000, and classified and designated such additional authorized but unissued shares of Common Stock as the new class and sub-series set forth below, the shares of each such sub-series having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a sub-series of a class of Common Stock as set forth in the Charter.

Class	Sub-Series	Number of Shares
The Gabelli Financial Services Fund	Class AAA Stock	120,000,000
	Class A Stock	60,000,000
	Class C Stock	20,000,000
	Class I Stock	150,000,000

SECOND: Prior to the effectiveness of these Articles Supplementary, the Corporation was authorized to issue 1,000,000,000 shares of Common Stock, with an aggregate par value of $1,000,000, all of which were classified and designated as follows:

Designation	Number of Shares
The Gabelli Equity Income Fund Stock	350,000,000
The Gabelli Equity Income Fund Class AAA Stock	150,000,000

The Gabelli Equity Income Fund Class A Stock	50,000,000
The Gabelli Equity Income Fund Class B Stock	0
The Gabelli Equity Income Fund Class C Stock	50,000,000
The Gabelli Equity Income Fund Class I Stock	50,000,000
The Gabelli Equity Income Fund Class T Stock	50,000,000
The Gabelli Focus Five Fund Stock	300,000,000
The Gabelli Focus Five Fund Class AAA Stock	100,000,000
The Gabelli Focus Five Fund Class A Stock	50,000,000
The Gabelli Focus Five Fund Class B Stock	0
The Gabelli Focus Five Fund Class C Stock	50,000,000
The Gabelli Focus Five Fund Class I Stock	50,000,000
The Gabelli Focus Five Fund Class T Stock	50,000,000
The Gabelli Small Cap Growth Fund Stock	350,000,000
The Gabelli Small Cap Growth Fund Class AAA Stock	150,000,000
The Gabelli Small Cap Growth Fund Class A Stock	50,000,000
The Gabelli Small Cap Growth Fund Class B Stock	0

The Gabelli Small Cap Growth Fund Class C Stock	50,000,000
The Gabelli Small Cap Growth Fund Class I Stock	50,000,000
The Gabelli Small Cap Growth Fund Class T Stock	50,000,000

THIRD: Immediately after the effectiveness of these Articles Supplementary, the total number of authorized shares of Common Stock is 1,350,000,000, with an aggregate par value of $1,350,000, all of which are classified and designated as follows:

Designation	Number of Shares
The Gabelli Equity Income Fund Stock	350,000,000
The Gabelli Equity Income Fund Class AAA Stock	150,000,000
The Gabelli Equity Income Fund Class A Stock	50,000,000
The Gabelli Equity Income Fund Class B Stock	0
The Gabelli Equity Income Fund Class C Stock	50,000,000
The Gabelli Equity Income Fund Class I Stock	50,000,000
The Gabelli Equity Income Fund Class T Stock	50,000,000
The Gabelli Focus Five Fund Stock	300,000,000
The Gabelli Focus Five Fund Class AAA Stock	100,000,000
The Gabelli Focus Five Fund Class A Stock	50,000,000

The Gabelli Focus Five Fund Class B Stock	0
The Gabelli Focus Five Fund Class C Stock	50,000,000
The Gabelli Focus Five Fund Class I Stock	50,000,000
The Gabelli Focus Five Fund Class T Stock	50,000,000
The Gabelli Small Cap Growth Fund Stock	350,000,000
The Gabelli Small Cap Growth Fund Class AAA Stock	150,000,000
The Gabelli Small Cap Growth Fund Class A Stock	50,000,000
The Gabelli Small Cap Growth Fund Class B Stock	0
The Gabelli Small Cap Growth Fund Class C Stock	50,000,000
The Gabelli Small Cap Growth Fund Class I Stock	50,000,000
The Gabelli Small Cap Growth Fund Class T Stock	50,000,000
The Gabelli Financial Services Fund Stock	350,000,000
The Gabelli Financial Services Fund Class AAA Stock	120,000,000
The Gabelli Financial Services Fund Class A Stock	60,000,000
The Gabelli Financial Services Fund Class C Stock	20,000,000
The Gabelli Financial Services Fund Class I Stock	150,000,000

FOURTH: The shares of Common Stock described above in Article FIRST have been classified and designated by the Board of Directors under the authority contained in the Charter. These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

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IN WITNESS WHEREOF, Gabelli Equity Series Funds, Inc. has caused these presents to be signed in its name and on its behalf as of June 13, 2018 by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties for perjury.

GABELLI EQUITY SERIES FUNDS, INC.
ATTEST:

/s/ John C. Ball	By:	/s/ Bruce N. Alpert
Name: John C. Ball	Name: Bruce N. Alpert
Title: Treasurer	Title: President